UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2012

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 1, 2012, Taubman Centers, Inc. (the Company or TCO) entered into an underwriting agreement (the Underwriting Agreement) with Goldman, Sachs & Co., as representative of the several underwriters named in Schedule I thereto, in connection with the public offering of 2,500,000 common shares. Additionally, the Company granted to the underwriters a 30-day option to purchase up to an additional 375,000 common shares. The underwriters have exercised their option to acquire an additional 375,000 common shares. The closing on the sale of the total 2,875,000 common shares occurred on August 6, 2012.
The offering of the common shares was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-174880), the prospectus dated June 14, 2011, and the related prospectus supplement dated August 1, 2012.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.    OTHER EVENTS.

On August 1, 2012, the Company issued a press release announcing the terms of the offering of the common shares. A copy of the press release dated August 1, 2012 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated August 1, 2012, by and between the Company and Goldman, Sachs & Co., as representative of the several underwriters named in Schedule I thereto
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1 hereto)
99.1	Press Release, dated August 1, 2012, entitled “Taubman Centers Announces Pricing of 2.5 Million Common Shares.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated August 1, 2012, by and between the Company and Goldman, Sachs & Co., as representative of the several underwriters named in Schedule I thereto
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1 hereto)
99.1	Press Release, dated August 1, 2012, entitled “Taubman Centers Announces Pricing of 2.5 Million Common Shares.”